Exhibit 10.17

Execution Copy

SUBSCRIPTION ESCROW AGREEMENT

This Subscription Escrow Agreement (the “Escrow Agreement”), dated as of the effective date (the “Effective Date”) set forth on Schedule 1 attached hereto (“Schedule 1”), by and among the corporation identified on Schedule 1 (the “Issuer”), Public Ventures, LLC, and Delaware Trust Company, as escrow agent hereunder (the “Escrow Agent”).

WHEREAS, as of the Effective Date the Issuer is a Delaware corporation named HeartBeam, Inc.;

WHEREAS, the Issuer will offer to investors, pursuant to a form of prospectus (Prospectus”) included as part of a Registration Statement on Form S-1, No. 333-269717, and a Securities Purchase Agreement, the subscription and sale of up to $25,000,000, in gross offering price of its shares of common stock, $.0001 par value (the “Shares”), at a per share price of $1.50; and

WHEREAS, the Issuer is offering the Shares through Public Ventures, LLC (“PV”), as placement agent and a registered broker-dealer and a wholly owned subsidiary of MDB Capital Holdings, LLC, on an agency, commercially reasonable best efforts, no minimum basis (the “Offering”).

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment. The Issuer hereby appoints the Escrow Agent as its escrow agent for the purposes set forth herein with respect to the Offering, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. Escrow Fund. All funds to be received by the Issuer in connection with the sale of the Shares in the Offering shall be deposited with the Escrow Agent (the “Escrow Deposit”). The Escrow Agent shall, subject to the terms and conditions hereof, hold the Escrow Deposit and any proceeds thereof (together with the Escrow Deposit, the “Escrow Fund”) as directed in Section 3.

3. Investment of Escrow Fund. During the term of this Escrow Agreement, the Escrow Fund shall be held in a non-interest bearing account by the Escrow Agent as indicated on Schedule 1 or such other non-interest bearing investments as shall be directed in writing by the Issuer and as shall be reasonably acceptable to the Escrow Agent. The Escrow Agent may earn compensation as set forth on Schedule 3 attached hereto (“Schedule 3”).

4. Disposition and Termination. The Issuer and PV agree to notify the Escrow Agent in writing of the closing date of the Offering (the “Offering Closing Date”) and the distribution amounts and recipients from the Escrow Deposit. Upon receipt of such written notification the following procedure will take place.

(i)	If the Escrow Agent receives into the Escrow Fund subscriptions on or before the Closing Before Date (defined in Schedule 1 hereto), subject to extension by the written notice of the Issuer and PV to a date no later than the Outside Date (defined in Schedule 1 hereto), the Escrow Fund will be promptly (and, in any event, within one Business Day) paid to or credited to the accounts of, or otherwise transferred to, the Issuer and its designees pursuant to the instructions from the Issuer and PV.

(ii)	If the Issuer does not receive into the Escrow Fund subscriptions by the Outside Date, or if any subscription is not accepted by the Issuer, or if a subscription is not confirmed upon the extension of the offering, or rejected by PV, or the Offering is abandoned or terminated by the Issuer, the Escrow Agent shall be provided by Issuer and PV with reasonable notice and a list containing the amount received from each subscriber whose funds have been deposited with the Escrow Agent (with respect to each subscriber, the “Subscriber Investment Amount”) and the name, address and Taxpayer Identification Number (“TIN”) of each subscriber. The aggregate of all Subscriber Investment Amounts shall not exceed the amount of the Escrow Fund on the Offering Closing Date. The Escrow Agent shall distribute to each subscriber the appropriate Subscriber Investment Amount without interest, deduction or offset within 10 days of receipt of the information described in this Section 4(ii).

Upon delivery in full of the Escrow Fund to the Issuer, PV or the subscribers, as the case may be, by the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Section 8.

5. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for reasonably acting or refraining from acting in good faith upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any reasonable action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Issuer. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action; however it shall be required to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.  Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 10 days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any reasonably documented costs and expenses the Escrow Agent shall incur in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated shall be the Escrow Agent under this Escrow Agreement without further act.

7. Fees. The Issuer agrees to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 3 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable outside attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement. Provided the Minimum Subscription Amount is received and an Offering Closing Date is established, upon such closing the Escrow Agent is authorized to deduct such fees from the Escrow Fund without prior authorization from the Issuer.

8. Indemnity. The Issuer shall indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from all loss, liability or expense (including the reasonable and documented fees and expenses of outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the fraud, gross negligence, willful misconduct or bad faith of the Escrow Agent, or (ii) its following any instructions or other directions from the Issuer, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

9. TINs. The Issuer represents that its correct Taxpayer Identification Number (“TIN”) assigned by the Internal Revenue Service or any other taxing authority is set forth in Schedule 1. All interest or other income earned under the Escrow Agreement, if any, shall be allocated to the Issuer and reported, to the extent required by law, by the Escrow Agent to the IRS or any other taxing authority, as applicable, on IRS form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Fund by the Issuer whether or not said income has been distributed during the year.  Unless otherwise indicated in writing by the parties hereto, no taxes or other withholdings are required to be made under applicable law or otherwise with respect to any payment to be made by Escrow Agent. All documentation necessary to support a claim of exemption or reduction in such taxes or other withholdings has been timely collected by Issuer and copies will be provided to Escrow Agent promptly upon a request therefor. Unless otherwise agreed to in writing by Escrow Agent, all tax returns required to be filed with the IRS and any other taxing authority as required by law with respect to payments made hereunder shall be timely filed and prepared by Issuer, including but not limited to, any applicable reporting or withholding pursuant to the Foreign Account Tax Reporting Act (“FATCA”).  The parties hereto acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FATCA reporting with respect to the Escrow Fund.  The Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities as it determines may be required by any law or regulation in effect at the time of the distribution.

10. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile or e-mail or by other electronic means;

(ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

11. Security Procedures. In the event Escrow Fund transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), the Escrow Agent is required to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 2 hereto (“Schedule 2”), and the Escrow Agent may rely upon the confirmation of anyone reasonably purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Issuer to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

12. Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of Delaware. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control; provided, that the Escrow Agent agrees to take commercially reasonable steps to resume, to the extent possible, compliance with its obligations hereunder as soon as commercially reasonably practicable. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the Effective Date set forth in Schedule 1.

Delaware Trust Company
as Escrow Agent

By:
	Name:	Benjamin Hancock
	Its:	Assistant Vice President

HeartBeam, Inc.

By:
	Name:	Richard Brounstein
	Its:	Chief Financial Officer

Public Ventures, LLC

By:
	Name:	Gary Schuman,
	Its:	CFO and CCO

Schedule 1

Effective Date:	April 4, 2023

Closing Before Date:	____________, 2023

Outside Date:	____________, 2023

Name of Issuer:	HeartBeam, Inc.

Issuer Notice Address:	2118 Walsh Avenue, Suite 210
Santa Clara, CA 95050
Issuer E-mail:	Richard Brounstein: rbrounstein@heartbeam.com
Issuer TIN:	47-4881450

Name of Escrow Agent:	Delaware Trust Company

Escrow Agent Notice Address:	251 Little Falls Drive
Wilmington, DE 19808
Attn: Escrow Administration
E-mail: trust@delawaretrust.com
Telephone: 866-291-6119
Facsimile: 302-636-8666

Investment:	[specify from below]

☐	BlackRock Temp Fund Cash Management Shares (the “Share Class”), an institutional money market mutual fund for which the Escrow Agent serves as shareholder servicing agent and/or custodian or sub-custodian. The parties hereto: (i) acknowledge Escrow Agent’s disclosure of the services the Escrow Agent is providing to and the fees it receives from BlackRock; (ii) consent to the Escrow Agent’s receipt of these fees in return for providing shareholder services for the Share Class; and (iii) acknowledge that the Escrow Agent has provided on or before the date hereof a BlackRock Temp Fund Cash Management Shares prospectus which discloses, among other things, the various expenses of the Share Class and the fees to be received by the Escrow Agent.

☐	Such other investments as Issuer and Escrow Agent may from time to time mutually agree upon in a writing executed and delivered by the Issuer and accepted by the Escrow Agent.

☒	The funds shall not be invested.

Escrow Agent’s compensation: See Appended Schedule 3

Schedule 2

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to the Issuer:

Name	Telephone Number

1.

2.

Telephone call-backs may be made to the Issuer pursuant to this Escrow Agreement.

Schedule 3

Escrow Agent Fees:

TRANSACTION FEES: